Exhibit 5.1

Mitchell Silberberg & Knupp llp A Law Partnership Including Professional Corporations

August 21, 2026

Game Your Game, Inc.

405 Waverley Street

Palo Alto, California 94301

Re:	Game Your Game, Inc. – Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Game Your Game, Inc., a Nevada corporation (the “Company”), in connection with the preparation and filing of the Company’s registration statement on Form S-1 (the “Registration Statement”), being filed by the Company on the date of this opinion letter with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the registration for resale of up to 22,222,200 shares (the “Resale Shares”) of the Company’s common stock, par value $0.001 per share, from time to time, pursuant to Rule 415 promulgated under the Securities Act, by the selling stockholder listed in the Registration Statement under “Selling Stockholder” (the “Selling Stockholder”), that may be issued to the Selling Stockholder upon the conversion of shares of Series A convertible preferred stock, par value $0.001 per share (the “Series A Preferred Stock”), that may be issued to the Selling Stockholder pursuant to that certain Securities Purchase Agreement, by and between the Company and the Selling Stockholder, dated as of June 30, 2026 (the “Securities Purchase Agreement”).

In connection with our opinion, we have examined the Registered Statement, including the exhibits thereto, the agreements and instruments identified in the Registration Statement relating to the issuance of the Resale Shares (including those filed as exhibits thereto), and relied upon original, certified, conformed, photostat or other copies of (i) the Articles of Incorporation of the Company, as currently in effect; (ii) the Bylaws of the Company, as currently in effect; (iii) the Certificate of Designation of Preferences and Rights of Series A Convertible Preferred Stock, as filed with the Secretary of State of the State of Nevada on June 30, 2026 (the “Certificate of Designation”); (iv) resolutions adopted by the Company’s board of directors and majority stockholder of the Company; (v) the Securities Purchase Agreement; and (vi) such corporate records of the Company, certificates of public officials, certificates of officers of the Company and other documents, agreements and instruments as we have deemed necessary as a basis for the opinions herein contained.

We have further assumed the legal capacity of natural persons, and we have assumed that each party to the documents we have examined or relied on (other than the Company) has the legal capacity or authority and has satisfied all legal requirements that are applicable to that party to the extent necessary to make such documents enforceable against that party.

437 Madison Ave., 25th Floor, New York, New York 10022-7001 Phone: (212) 509-3900 Fax: (212) 509-7239 Website: www.msk.com

August 21, 2026

Based on the foregoing, we are of the opinion that the Resale Shares, when issued upon conversion of the shares of Series A Preferred Stock by the Selling Stockholder, in accordance with the terms and conditions of the Certificate of Designation and as described in the Registration Statement, will be duly authorized, validly issued, fully paid and non-assessable.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the resale of the Resale Shares.

This opinion is opining upon and is limited to the current federal laws of the United States and the Nevada Revised Statutes as such laws presently exist and to the facts as they presently exist. We express no opinion with respect to the effect or applicability of the laws of any other jurisdiction. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision, or otherwise.

We hereby consent to the filing of this opinion letter with the Commission as an exhibit to the Registration Statement, to the use of the firm’s name as the Company’s counsel and to all references made to us in the Registration Statement and in the prospectus forming a part thereof. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder. This opinion letter is given as of the date hereof, and we are under no duty to update the opinion contained herein.

Very truly yours,

/s/ MITCHELL SILBERBERG & KNUPP LLP

Mitchell Silberberg & Knupp LLP